UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

GATOS SILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 600 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code: (303) 784-5350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 26, 2021, Gatos Silver, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected nine directors, each to hold office for a term to expire at the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal and (ii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

The voting results of each of these proposals, which were described in more detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 12, 2021, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ali Erfan	43,877,394	4,019,722	401,913
Igor Gonzales	45,412,411	2,482,705	401,913
Karl Hanneman	42,632,845	5,263,271	401,913
Charles Hansard	47,883,412	12,704	401,913
Igor Levental	47,877,190	18,926	401,913
David Peat	47,875,404	20,712	401,913
Stephen Orr	47,877,443	18,673	401,913
Janice Stairs	47,769,197	126,919	401,913
Daniel Muñiz Quintanilla	47,883,438	12,678	401,913

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,293,526	4,503	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: June 2, 2021	By:	/s/ Roger Johnson
Roger Johnson
Chief Financial Officer